UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2024

Sarcos Technology and Robotics Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39897	85-2838301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South 500 West, Suite 150
Salt Lake City, Utah		84101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 927-7296

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STRC	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Common Stock at an exercise price of $69.00 per share	STRCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Benjamin G. Wolff as President and Chief Executive Officer

On January 16, 2024, the Board of Directors (the “Board”) of Sarcos Technology and Robotics Corporation (the “Company”) appointed Benjamin G. Wolff as President and Chief Executive Officer of the Company, effective February 23, 2024 (the “Start Date”). Mr. Wolff currently serves as a member of the Board and the Company’s Executive Vice Chairman, and previously served as Executive Chairman of the Board from December 2021 to February 2023 and as Chief Executive Officer and Chairman of the Board from September 2021 to December 2021. Prior to the business combination between Sarcos Corp. (“Old Sarcos”) and the Company’s predecessor, Rotor Acquisition Corp. in September 2021, Mr. Wolff served as Chief Executive Officer and Chairman of the board of directors of Old Sarcos beginning September 2015, as its President beginning December 2020 and as a member of its board of directors beginning February 2015.

There are no arrangements or understandings between Mr. Wolff and any other persons pursuant to which he was appointed President and Chief Executive Officer. There are also no family relationships between Mr. Wolff and any director or executive officer of the Company. Mr. Wolff and certain of his immediate family members have entered into transactions with the Company that are reportable under Item 404(a) of Regulation S-K, which transactions are described beginning on page 59 of the Company’s proxy statement for the 2023 annual meeting of stockholders, which description is incorporated herein by reference.

Prior to joining Old Sarcos, Mr. Wolff served as Chief Executive Officer, President and Chairman at Pendrell Corporation from December 2009 to November 2014. In April 2004, Mr. Wolff co-founded Clearwire Corporation, where he served as President and Chief Executive Officer until March 2009 and Co-Chairman until October 2011. Mr. Wolff previously served on the board of the Cellular Telecommunications Industry Association (CTIA). Mr. Wolff also serves on the board of directors of Globalstar, Inc. (NYSE: GSAT) and is a member of its audit committee and compensation committee, and serves as the chairman of its strategic review committee. Mr. Wolff earned his law degree from Northwestern School of Law, Lewis & Clark College in Portland, Oregon, and his Bachelor of Science degree from California Polytechnic State University. Mr. Wolff is 55 years old.

Wolff Employment Agreement

In connection with his appointment as President and Chief Executive Officer, on January 17, 2024 Mr. Wolff, Old Sarcos and the Company entered into an employment agreement (the “Wolff Employment Agreement”), which is attached as Exhibit 10.1 hereto. The Wolff Employment Agreement provides for an at-will employment term of one year, subject to extension for an additional year upon notice by the Company no less than 90 days prior to February 23, 2025.

Pursuant to the Wolff Employment Agreement, Mr. Wolff is entitled to the following compensation and benefits:

•
An annual base salary of $240,000;
•
Eligibility for one or more bonuses at the discretion of the Board or the Compensation Committee (though Mr. Wolff will not be entitled to participate in the Company’s annual bonus plan unless otherwise determined at the discretion of the Board or the Compensation Committee);
•
A restricted stock award of 625,000 shares of common stock of the Company, which will vest on the earlier of (i) February 23, 2025 and (ii) the date of a Change in Control (as defined in the Wolff Employment Agreement), in each case subject to continued service through such date;
•
In the event the Company elects to extend the at-will employment term for an additional year, an additional restricted stock award grant of 625,000 shares of common stock of the Company, which will vest on the earlier of (i) February 23, 2026 and (ii) the date of a Change in Control, in each case subject to continued service through such date;
•
In the event of a termination of employment by the Company before the last day of the employment term that is (i) without Cause (as defined in the Wolff Employment Agreement) and without Mr. Wolff’s consent, or (ii) by Mr. Wolff for Good Reason (as defined in the Wolff Employment Agreement), then, contingent on Mr. Wolff’s signing and not revoking a separation agreement and release of claims in a form reasonably acceptable to the Company and compliance with the terms of his Sarcos Employee Intellectual Property Agreement dated January 17, 2024, Mr. Wolff will be eligible to receive:
o
Base salary for a severance period through the remainder of the employment term in effect prior to termination;
o
Prorated vesting of any then outstanding restricted stock award for the days of actual service during the award’s vesting period; and

o
Reimbursement for group health care premiums paid for COBRA continuation coverage through the remainder of the employment term in effect prior to termination; and

•
In the event that Mr. Wolff incurs any excise tax liability for golden parachute payments in connection with a change in control event that occurs on or before the first anniversary of the end of the employment term; a gross-up payment to cover the amount of that excise tax on an after-tax basis.

The foregoing description of the Wolff Employment Agreement is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.1 hereto.

Appointment of Laura Peterson as Executive Vice Chairman

In connection with Mr. Wolff’s appointment as President and Chief Executive Officer, on January 16, 2024, Ms. Peterson resigned her position as President and Chief Executive Officer and was appointed by the Board as Executive Vice Chair of the Company, effective on the Start Date. Ms. Peterson will continue to serve on the Board in addition to being employed as Executive Vice Chair.

In connection with her appointment as Executive Vice Chairman effective February 23, 2024, on January 17, 2024 Ms. Peterson executed an Employment Letter with the Company and Old Sarcos (the “Peterson Employment Letter’) providing for the following compensation and benefits:

•
An annual base salary of $225,000;
•
Eligibility for one or more bonuses at the discretion of the Board or the Compensation Committee (though Ms. Peterson will not be entitled to participate in the Company’s annual bonus plan unless otherwise determined at the discretion of the Board or the Compensation Committee);
•
An award of restricted stock units of the Company with a value equal to $100,000 divided by the closing price of a share of the Company’s common stock on the grant date, rounded to the nearest whole share (the “RSUs”), which RSUs will be scheduled to vest in full on February 23, 2025, subject to continued service through such date; and
•
Eligibility to participate in employee benefit plans and policies subject to any qualification requirements.

The foregoing description of the Peterson Employment Letter is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.2 hereto.

Director Resignations

On January 15, 2024, Peter Klein resigned from the Board, effective January 19, 2024. Upon the effectiveness of his resignation, Mr. Klein will also cease to serve on any Board committees, including as a member and Chairman of the Compensation Committee of the Board and as a member of the Strategic Transaction Committee of the Board. Mr. Klein’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On January 18, 2024, Priya Balasubramaniam resigned from the Board, effective January 19, 2024. Upon the effectiveness of her resignation, Ms. Balasubramaniam will also cease to serve on any Board committees, including as a member of the Nominating and Corporate Governance Committee of the Board. Ms. Balasubramaniam’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company expresses its gratitude to Mr. Klein and Ms. Balasubramaniam for their years of invaluable and dedicated service.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement between the Company, Sarcos Corp. and Benjamin G. Wolff, dated January 17, 2024
10.2	Peterson Offer Letter, between the Company, Sarcos Corp. and Laura Peterson, dated January 17, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sarcos Technology and Robotics Corporation

Dated:	January 19, 2024	By:	/s/ Stephen Sonne
		Name: Title:	Stephen Sonne Chief Legal Officer & Secretary